Exhibit 99.1
BRISTOW GROUP REPORTS SECOND QUARTER 2026 RESULTS
COMPLETES THE ACQUISITION OF BERRY AVIATION

Houston, Texas
August 4, 2026
Second Quarter Highlights
•Total revenues of $411.8 million in Q2 2026 compared to $388.7 million in Q1 2026
•Net income of $21.2 million, or $0.70 per diluted share, in Q2 2026 compared to net income of $13.1 million, or $0.44 per diluted share, in Q1 2026
•Adjusted EBITDA(1) in Q2 2026 was $79.8 million compared to $59.3 million in Q1 2026
•Completed the acquisition of Berry Aviation, expanding the Company’s Government Services offering
•Affirmed 2026 Adjusted EBITDA outlook range of $295 - $325 million and updated 2026 segment guidance
FOR IMMEDIATE RELEASE — Bristow Group Inc. (NYSE: VTOL) (“Bristow” or the “Company”) today reported net income attributable to the Company of $21.2 million, or $0.70 per diluted share, for the quarter ended June 30, 2026 (the “Current Quarter”) on total revenues of $411.8 million compared to net income attributable to the Company of $13.1 million, or $0.44 per diluted share, for the quarter ended March 31, 2026 (the “Preceding Quarter”) on total revenues of $388.7 million.
The following table provides select financial highlights for the periods reflected (in thousands, except per share amounts). A reconciliation of net income to EBITDA and Adjusted EBITDA, operating income to Adjusted Operating Income and net cash provided by (used in) operating activities to Free Cash Flow and Adjusted Free Cash Flow is included in the “Non-GAAP Financial Measures” section herein.

	Three Months Ended
	June 30, 2026	March 31, 2026
Total revenues	$411,755	$388,705
Operating income	39,576	34,675
Net income attributable to Bristow Group Inc.	21,154	13,106
Basic earnings per common share	0.71	0.45
Diluted earnings per common share	0.70	0.44
Net cash provided by (used in) operating activities	41,076	(8,250)

Non-GAAP(1):
Adjusted Operating Income	$71,894	$52,853
EBITDA	62,405	54,777
Adjusted EBITDA	79,808	59,275
Free Cash Flow	34,285	(12,609)
Adjusted Free Cash Flow	35,807	(11,766)
__________________
(1)See definitions of these non-GAAP financial measures and the reconciliation of GAAP to non-GAAP financial measures in the Non-GAAP Financial Measures section further below.

“We completed the acquisition of Berry Aviation last month, adding differentiated special mission capabilities and long-standing relationships with U.S. defense and government customers, further strengthening Bristow’s Government Services offerings,” said Chris Bradshaw, President and CEO of Bristow Group. “We are pleased to affirm Bristow’s Adjusted EBITDA guidance range for 2026, despite macro uncertainties and continued supply chain challenges. The conviction in this outlook is a testament to the complementary nature of Bristow’s business segments and the benefits provided by the significant geographic and customer diversity in our business model.”
Sequential Quarter Results
Offshore Energy Services

	Three Months Ended
($ in thousands)	June 30, 2026	March 31, 2026	Favorable (Unfavorable)
Revenues	$261,618	$254,333	$7,285	2.9%
Operating income	46,053	35,720	10,333	28.9%
Adjusted Operating Income	66,537	50,156	16,381	32.7%
Operating income margin	18%	14%
Adjusted Operating Income margin	25%	20%
Revenues from Offshore Energy Services were $7.3 million higher in the Current Quarter. Revenues in Europe were $5.9 million higher primarily due to higher rates and higher fuel revenues, partially offset by lower utilization. Revenues in the Americas were $1.2 million higher primarily due to higher fuel revenues driven by higher fuel prices, partially offset by lower utilization. Revenues in Africa were consistent with the Preceding Quarter.
Operating income from Offshore Energy Services was $10.3 million higher in the Current Quarter primarily due to the higher revenues, lower operating expenses of $4.3 million, higher earnings from unconsolidated affiliates of $2.2 million and lower general and administrative expenses of $0.5 million, partially offset by higher depreciation and amortization expense of $4.0 million.
Repairs and maintenance costs were $7.8 million lower in the Current Quarter primarily due to higher vendor credits. Personnel costs were $6.3 million lower primarily due to seasonal personnel cost variations in Norway. Fuel costs were $6.5 million higher due to higher global fuel prices, partially offset by lower flight hours. Other operating costs were $3.4 million higher primarily due to higher freight costs, reimbursable expenses, lease costs and training costs. Earnings from unconsolidated affiliates were $2.2 million higher in the Current Quarter primarily due to the timing of dividends received. Depreciation and amortization expense was higher primarily due to accelerated depreciation of assets related to a leased facility in the U.S. and capital spare parts associated with S76D medium helicopters. The decrease in general and administrative expenses was primarily due to seasonal personnel cost variations in Norway.
Government Services

	Three Months Ended
($ in thousands)	June 30, 2026	March 31, 2026	Favorable (Unfavorable)
Revenues	$112,234	$107,870	$4,364	4.0%
Operating income (loss)	(2,145)	943	(3,088)	nm
Adjusted Operating Income	7,209	9,510	(2,301)	(24.2)%
Operating income (loss) margin	(2)%	1%
Adjusted Operating Income margin	6%	9%
__________________
nm = Not Meaningful
Revenues from Government Services were $4.4 million higher in the Current Quarter. UKSAR revenues were $1.6 million higher primarily due to the commencement of operations at two second-generation UK search and rescue (“UKSAR2G”) seasonal bases and increased rates from annual rate escalations. Irish Coast Guard ("IRCG") revenues were $1.5 million higher primarily due to the full-quarter impact of the Waterford base that commenced operations in the Preceding Quarter. Revenues in the U.S. were $1.0 million higher primarily due to higher utilization. Penalties related to aircraft availability, which has been adversely impacted by continued supply chain challenges, have remained elevated in the Current Quarter but were consistent with the Preceding Quarter. Fuel revenues were consistent with the Preceding Quarter, despite increases in global fuel prices, due to contractual lags in rebilling fuel costs under UKSAR2G.
Operating loss was $2.1 million in the Current Quarter compared to operating income of $0.9 million in the Preceding Quarter primarily due to higher operating expenses of $6.1 million, higher depreciation and amortization expense of $0.7 million and higher general and administrative expenses of $0.6 million, partially offset by the higher revenues.
Personnel costs were $3.3 million higher due to the commencement of operations at certain UKSAR2G and IRCG bases, including full quarter impacts of costs that were previously deferred of $1.8 million, increased overtime costs to support the ongoing transitions of $1.0 million and one-time salary adjustments related to a labor agreement in the UK of $0.5 million. Other operating costs related to the ongoing contract transitions in the UK and Ireland were $1.3 million higher, primarily due to increased training, travel between bases, and higher base and facilities costs. Fuel costs were $1.5 million higher due to higher global fuel prices, and while fuel is typically a pass-through, there are delays between when the Company incurs the cost of fuel at prevailing market prices and is then able to recoup the fuel expense under UKSAR2G. Depreciation and amortization expense was higher primarily due to the full quarter impact of a helicopter and other assets placed into service in the Current Quarter for UKSAR2G. The increase in general and administrative expenses was primarily due to higher professional services fees and higher personnel costs.
In summary, the operating income margin in the Current Quarter was adversely impacted by total penalties related to aircraft availability of $3.6 million, fuel expenses in excess of fuel revenues of $1.5 million, and certain transition costs that have persisted beyond the commencement of operations at select bases.
Other Services

	Three Months Ended
($ in thousands)	June 30, 2026	March 31, 2026	Favorable (Unfavorable)
Revenues	$37,903	$26,502	$11,401	43.0%
Operating income (loss)	2,929	(1,345)	4,274	nm
Adjusted Operating Income	5,291	1,089	4,202	nm
Operating income (loss) margin	8%	(5)%
Adjusted Operating Income margin	14%	4%
Revenues from Other Services were $11.4 million higher in the Current Quarter primarily due to higher seasonal utilization and higher fuel revenues. Operating income was $2.9 million in the Current Quarter compared to an operating loss of $1.3 million in the Preceding Quarter, primarily due to the higher seasonal revenues and lower general and administrative expenses of $0.5 million, partially offset by higher operating expenses of $7.7 million related to increased activity and higher fuel prices.

Corporate

	Three Months Ended
($ in thousands)	June 30, 2026	March 31, 2026	Favorable (Unfavorable)
Corporate:
Total expenses	$7,399	$8,282	$883	10.7%
Gains on disposal of assets	138	7,639	(7,501)	(98.2)%
Operating loss	(7,261)	(643)	(6,618)	nm

Consolidated:
Interest income	$2,870	$3,918	$(1,048)	(26.7)%
Interest expense, net	(12,228)	(13,816)	1,588	11.5%
Loss on extinguishment of debt	—	(2,849)	2,849	nm
Other, net	(8,930)	(5,353)	(3,577)	(66.8)%
Income tax expense	(108)	(3,510)	3,402	96.9%
Operating loss was $6.6 million higher in the Current Quarter primarily due to lower net gains on asset dispositions of $7.5 million, partially offset by lower general and administrative expenses of $0.8 million due to lower compensation costs related to lower headcount. During the Current Quarter, the Company sold one AW139 medium helicopter, one AS365 medium helicopter, one fixed wing aircraft and various other assets resulting in net gains of $0.1 million. During the Preceding Quarter, the Company sold two heavy helicopters and various other assets resulting in net gains of $7.6 million.
Interest income was $1.0 million lower primarily due to income earned from U.S. Treasury bill investments on escrowed funds in the Preceding Quarter.
Interest expense was $1.6 million lower primarily due to the concurrent interest expense incurred during the refinancing of the Company’s 6.875% Senior Secured Notes in the Preceding Quarter, partially offset by a full quarter of interest expense incurred on the 6.750% Senior Secured Notes.
Loss on extinguishment of debt was $2.8 million in the Preceding Quarter due to the write-off of unamortized deferred financing fees associated with the redemption of the 6.875% Senior Notes.
Other expense, net of $8.9 million in the Current Quarter was primarily due to non-cash foreign exchange losses of $7.7 million and pension-related costs of $1.9 million, partially offset by gains related to insurance claims of $0.7 million. Other expense, net of $5.4 million in the Preceding Quarter was primarily due to non-cash foreign exchange losses.
Income tax expense was $3.4 million lower in the Current Quarter primarily due to higher tax credit utilization in Nigeria.

Affirms Adjusted EBITDA Outlook Range and Updates Segment Outlook
Please refer to the section entitled "Forward-Looking Statements Disclosure" below for further discussion regarding the risks and uncertainties as well as other important information regarding Bristow’s guidance. The following guidance contains non-GAAP financial measures. Please read the section entitled “Non-GAAP Financial Measures” for further information.
Select financial outlook for 2026 is as follows (in USD, millions):

2026E
Revenues:
Offshore Energy Services	$1,010 - $1,050
Government Services	$475 - $495
Other Services	$155 - $175
Total Revenues	$1,640 - $1,720

Adjusted Operating Income:
Offshore Energy Services	$235 - $245
Government Services	$55 - $65
Other Services	$25 - $30
Corporate	($35 - $30)
$280 - $310

Adjusted EBITDA	$295 - $325

Cash interest	~$45
Cash taxes	$25 - $30
Maintenance capital expenditures	$25 - $30
Capital Allocation and Liquidity
In the Current Quarter, purchases of property and equipment were $67.4 million, of which $6.8 million were maintenance capital expenditures, and cash proceeds from the sale of assets were $5.1 million. In the Preceding Quarter, purchases of property and equipment were $41.3 million, of which $4.4 million were maintenance capital expenditures, and cash proceeds from the sale of assets were $24.9 million.
As of June 30, 2026, the Company had $312.3 million of unrestricted cash and $59.3 million of remaining availability under its asset-based revolving credit facility (the “ABL Facility”) for total liquidity of $371.6 million. Borrowings under the ABL Facility are subject to satisfaction of certain terms and conditions.
Net cash provided by operating activities was $41.1 million in the Current Quarter compared to net cash used in operating activities of $8.3 million in the Preceding Quarter. The increase in operating cash flows is primarily due to higher earnings, coupled with a decrease in working capital uses during the Current Quarter.
On July 30, 2026, Bristow declared a dividend of $0.125 per share of common stock, payable on August 28, 2026, to shareholders of record at the close of business on August 14, 2026.
Acquisition of Berry Aviation
On July 13, 2026, the Company completed the acquisition of Berry Aviation Inc. (“Berry Aviation”) for $105.0 million, in an all-cash transaction, subject to customary purchase price adjustments. Berry Aviation is expected to add differentiated capabilities that further strengthen the Company’s Government Services offering, including special missions, intelligence, surveillance and reconnaissance (ISR) operations, maintenance, repair and overhaul (MRO) services, training and mission support, unmanned aerial systems (UAS) design and development capabilities, and on-demand cargo logistics (ODC). The acquisition is also expected to support a more diversified and balanced business profile.

Conference Call
The Company’s management will conduct a conference call starting at 10:00 a.m. ET (9:00 a.m. CT) on Wednesday, August 5, 2026, to review results for the second quarter ended June 30, 2026. The conference call can be accessed using the following link:
Link to Access Earnings Call: https://bristowgroup-2q2026.open-exchange.net
A replay will be available through August 26, 2026 by using the link above. A replay will also be available on the Company’s website at www.bristowgroup.com shortly after the call and will be accessible through August 26, 2026. The accompanying investor presentation will be available on August 4, 2026, on Bristow’s website at www.bristowgroup.com.
For additional information concerning Bristow, contact Jennifer Whalen at InvestorRelations@bristowgroup.com, (713) 369-4636 or visit Bristow Group’s website at https://ir.bristowgroup.com/.
About Bristow Group
Bristow Group Inc. is a leading global provider of mission-critical aviation services for government entities, offshore energy companies and other customers around the world. Our business is comprised of three operating segments: Offshore Energy Services (OES), Government Services and Other Services. Through the use of helicopters, fixed-wing aircraft, unmanned aerial systems (UAS) and highly skilled personnel, we provide aviation services such as personnel transportation, offshore energy logistics, search and rescue (SAR), special missions, intelligence, surveillance and reconnaissance (ISR) operations, maintenance, repair and overhaul (MRO) services, medevac, unmanned systems, on-demand cargo logistics (ODC) and other specialized aviation solutions. We are also involved in various advanced air mobility (AAM) initiatives and emerging next-generation aviation technologies.
Our diversified customer and revenue mix, coupled with our broad geographic footprint, supports a durable and balanced business profile. We currently have a presence in Australia, Benin, Brazil, Canada, Chile, Djibouti, the Dutch Caribbean, the Falkland Islands, Ireland, Kenya, the Marshall Islands, the Netherlands, Nigeria, Norway, the Philippines, Spain, Suriname, Trinidad, the United Kingdom (“UK”) and the United States (“U.S .”).

Forward-Looking Statements Disclosure
This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements are statements about our future business, strategy, operations, capabilities and results; financial projections; plans and objectives of our management, including our expectations regarding our quarterly dividend program and our intention to pay down debt; expected actions by us and by third parties, including our customers, competitors, vendors and regulators; and other matters. Some of the forward-looking statements can be identified by the use of words such as “believes," “belief," “forecasts," “expects," “plans," “anticipates," “intends," “projects," “estimates," “may," “might," “will," “would," “could," “should” or other similar words; however, all statements in this press release, other than statements of historical fact or historical financial results, are forward-looking statements. Our forward-looking statements reflect our views and assumptions on the date hereof regarding future events and operating performance. We believe that they are reasonable, but they involve significant known and unknown risks, uncertainties, assumptions and other factors, many of which may be beyond our control, that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements. Such risks, uncertainties and factors that could cause or contribute to such differences include, but are not limited to, those discussed in our Annual Report on Form 10-K, and in particular, the risks discussed in Part I, Item 1A, “Risk Factors” of such report and those discussed in other documents we file with the Securities and Exchange Commission (the “SEC”). Accordingly, you should not put undue reliance on any forward-looking statements.
You should consider the following key factors when evaluating these forward-looking statements: the impact of supply chain disruptions, inflation and increased fuel prices and our ability or inability to recoup rising costs in the rates we charge to our customers; our reliance on a limited number of helicopter manufacturers and suppliers and the impact of a shortfall in availability of aircraft components and parts required for maintenance and repairs of our helicopters, including significant delays in the delivery of parts for our S92 and AW189 fleet and aircraft in general; our reliance on a limited number of customers and the reduction of our customer base as a result of consolidation and/or the energy transition; public health crises, such as pandemics and epidemics, and any related government policies and actions; our inability to execute our business strategy for diversification efforts related to government services and advanced air mobility; the potential for cyberattacks or security breaches that could disrupt operations, compromise confidential or sensitive information, damage reputation, expose to legal liability, or cause financial losses; the possibility that we may be unable to maintain compliance with covenants in our financing or other agreements; global and regional changes in the demand, supply, prices or other market conditions affecting oil and gas, including changes resulting from the imposition or lifting of crude oil production quotas or other actions that might be imposed by the Organization of Petroleum Exporting Countries (“OPEC”) and other producing countries, and geopolitical risks; fluctuations in the demand for our services; the possibility of significant changes in foreign exchange rates and controls; potential effects of increased competition and the introduction of alternative modes of transportation and solutions; the possibility that portions of our fleet may be grounded for extended periods of time or indefinitely (including due to severe weather events); the possibility of political instability, civil unrest, war or acts of terrorism in any of the countries where we operate or elsewhere, including the ongoing conflict in Iran, which could result in operational interruptions and supply impacts, including fuel shortages and price increases; the possibility that we may be unable to re-deploy our aircraft to regions with greater demand; the existence of operating risks inherent in our business, including the possibility of declining safety performance; labor issues, including our inability to negotiate acceptable collective bargaining or union agreements with employees covered by such agreements; the possibility of changes in tax, environmental, trade, immigration and other laws and regulations and policies, including, without limitation, tariffs and actions of the governments that impact the aviation industry, oil and gas operations, favor renewable energy projects or address climate change; any failure to effectively manage, and receive anticipated returns from, acquisitions, divestitures, investments, joint ventures and other portfolio actions; the possibility that we may be unable to dispose of older aircraft through sales into the aftermarket; the possibility that we may impair our long-lived assets and other assets, including inventory, property and equipment and investments in unconsolidated affiliates; general economic conditions, including interest rates or uncertainty in the capital and credit markets; disruptions in global trade, including as a result of tariffs, trade restrictions, retaliatory trade measures or the effect of such actions on trading relationships between the United States (“U.S.”) and other countries; the potential effects of any future U.S. government shutdown on our Government Services business; the possibility that reductions in spending on aviation services by governmental agencies where we are seeking contracts could adversely affect or lead to modifications of the procurement process or that such reductions in spending could adversely affect Government Services contract terms or otherwise delay service or the receipt of payments under such contracts; and the effectiveness of our environmental, social and governance initiatives.
The above description of risks and uncertainties is by no means all-inclusive, but is designed to highlight what we believe are important factors to consider. All forward-looking statements in this press release are qualified by these cautionary statements and are only made as of the date hereof. The forward-looking statements in this press release should be evaluated together with the many uncertainties that affect our businesses, particularly those discussed in greater detail in Part I, Item 1A, “Risk Factors” and Part II, Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our Annual Report on Form 10-K and Part I, Item 2, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Part II, Item 1A, “Risk Factors” of the Company’s subsequent Quarterly Reports on Form 10-Q. We disclaim any obligation or undertaking, other than as required by law, to provide any updates or revisions to any forward-looking statement to reflect any change in our expectations or any change in events, conditions or circumstances on which the forward-looking statement is based, whether as a result of new information, future events or otherwise.

BRISTOW GROUP INC.
Condensed Consolidated Statements of Operations
(unaudited, in thousands, except per share amounts)

	Three Months Ended		Favorable/ (Unfavorable)
	June 30, 2026	March 31, 2026
Total revenues	$411,755	$388,705	$23,050
Costs and expenses:
Operating expenses
Personnel	101,193	103,569	2,376
Repairs and maintenance	60,561	68,569	8,008
Insurance	5,968	6,597	629
Fuel	33,328	20,146	(13,182)
Leased-in equipment	28,865	28,549	(316)
Other	73,013	66,107	(6,906)
Total operating expenses	302,928	293,537	(9,391)
General and administrative expenses	43,225	44,252	1,027
Depreciation and amortization expense	28,889	24,386	(4,503)
Total costs and expenses	375,042	362,175	(12,867)
Gains on disposal of assets	138	7,639	(7,501)
Earnings from unconsolidated affiliates	2,725	506	2,219
Operating income	39,576	34,675	4,901
Interest income	2,870	3,918	(1,048)
Interest expense, net	(12,228)	(13,816)	1,588
Loss on extinguishment of debt	—	(2,849)	2,849
Other, net	(8,930)	(5,353)	(3,577)
Total other income (expense), net	(18,288)	(18,100)	(188)
Income before income taxes	21,288	16,575	4,713
Income tax expense	(108)	(3,510)	3,402
Net income	21,180	13,065	8,115
Net loss (income) attributable to noncontrolling interests	(26)	41	(67)
Net income attributable to Bristow Group Inc.	$21,154	$13,106	$8,048

Basic earnings per common share	$0.71	$0.45
Diluted earnings per common share	$0.70	$0.44

Weighted average common shares outstanding, basic	29,616	29,254
Weighted average common shares outstanding, diluted	30,011	30,062

Adjusted Operating Income	$71,894	$52,853	$19,041
EBITDA	$62,405	$54,777	$7,628
Adjusted EBITDA	$79,808	$59,275	$20,533

BRISTOW GROUP INC.
REVENUES BY SEGMENT
(unaudited, in thousands)

	Three Months Ended		Favorable (Unfavorable)
	June 30, 2026	March 31, 2026
Offshore Energy Services:
Europe	$104,566	$98,651	$5,915	6.0%
Americas	106,619	105,399	1,220	1.2%
Africa	50,433	50,283	150	0.3%
Total Offshore Energy Services	$261,618	$254,333	$7,285	2.9%
Government Services	112,234	107,870	4,364	4.0%
Other Services	37,903	26,502	11,401	43.0%
	$411,755	$388,705	$23,050	5.9%
FLIGHT HOURS BY SEGMENT
(unaudited)

	Three Months Ended		Favorable (Unfavorable)
	June 30, 2026	March 31, 2026
Offshore Energy Services:
Europe	7,658	8,217	(559)	(6.8)%
Americas	10,112	10,470	(358)	(3.4)%
Africa	5,288	5,545	(257)	(4.6)%
Total Offshore Energy Services	23,058	24,232	(1,174)	(4.8)%
Government Services	4,620	4,051	569	14.0%
Other Services	3,697	3,337	360	10.8%
	31,375	31,620	(245)	(0.8)%

BRISTOW GROUP INC.
Second Quarter Segment Statements of Operations
(unaudited, in thousands)

	Offshore Energy Services	Government Services	Other Services	Corporate	Consolidated
Three Months Ended June 30, 2026
Revenues	$261,618	$112,234	$37,903	$—	$411,755
Less:
Personnel	57,102	35,967	8,124	—	101,193
Repairs and maintenance	42,746	14,081	3,734	—	60,561
Insurance	3,855	1,788	325	—	5,968
Fuel	19,517	4,343	9,468	—	33,328
Leased-in equipment	16,515	10,607	1,743	—	28,865
Other segment costs	38,424	26,851	7,775	—	73,050
Total operating expenses	178,159	93,637	31,169	—	302,965
General and administrative expenses	23,033	11,552	1,460	7,143	43,188
Depreciation and amortization expense	17,098	9,190	2,345	256	28,889
Total costs and expenses	218,290	114,379	34,974	7,399	375,042
Gains on disposal of assets	—	—	—	138	138
Earnings from unconsolidated affiliates	2,725	—	—	—	2,725
Operating income (loss)	$46,053	$(2,145)	$2,929	$(7,261)	$39,576
Non-GAAP(1):
Depreciation and amortization expense	17,098	9,190	2,345	256	28,889
PBH amortization	3,386	164	17	—	3,567
Gains on disposal of assets	—	—	—	(138)	(138)
Adjusted Operating Income (Loss)	$66,537	$7,209	$5,291	$(7,143)	$71,894

	Offshore Energy Services	Government Services	Other Services	Corporate	Consolidated
Three Months Ended March 31, 2026
Revenues	$254,333	$107,870	$26,502	$—	$388,705
Less:
Personnel	63,360	32,626	7,583	—	103,569
Repairs and maintenance	50,581	14,572	3,416	—	68,569
Insurance	3,968	2,316	313	—	6,597
Fuel	12,974	2,817	4,355	—	20,146
Leased-in equipment	16,641	10,100	1,808	—	28,549
Other segment costs	34,980	25,097	5,993	—	66,070
Total operating expenses	182,504	87,528	23,468	—	293,500
General and administrative expenses	23,484	10,922	1,981	7,902	44,289
Depreciation and amortization expense	13,131	8,477	2,398	380	24,386
Total costs and expenses	219,119	106,927	27,847	8,282	362,175
Gains on disposal of assets	—	—	—	7,639	7,639
Earnings from unconsolidated affiliates	506	—	—	—	506
Operating income (loss)	$35,720	$943	$(1,345)	$(643)	$34,675
Non-GAAP(1):
Depreciation and amortization expense	13,131	8,477	2,398	380	24,386
PBH amortization	1,305	90	36	—	1,431
Gains on disposal of assets	—	—	—	(7,639)	(7,639)
Adjusted Operating Income (Loss)	$50,156	$9,510	$1,089	$(7,902)	$52,853
__________________
(1)See definitions of these non-GAAP financial measures and the reconciliation of GAAP to non-GAAP financial measures in the Non-GAAP Financial Measures section further below.

BRISTOW GROUP INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands)

	June 30, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$314,752	$293,631
Accounts receivable, net	246,299	217,102
Inventories	137,167	132,727
Prepaid expenses and other current assets	56,289	50,828
Total current assets	754,507	694,288
Property and equipment, net	1,183,721	1,152,668
Investment in unconsolidated affiliates	24,584	23,852
Right-of-use assets	225,400	241,666
Other assets	194,361	198,787
Total assets	$2,382,573	$2,311,261

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$76,493	$86,286
Accrued wages, benefits and related taxes	53,396	68,654
Income taxes payable and other accrued taxes	15,490	22,759
Deferred revenue	30,175	22,440
Accrued maintenance and repairs	26,516	28,793
Current portion of operating lease liabilities	68,369	77,038
Accrued interest and other accrued liabilities	36,038	31,317
Current maturities of long-term debt	27,419	27,943
Total current liabilities	333,896	365,230
Long-term debt, less current maturities	718,061	643,511
Other liabilities and deferred credits	40,711	31,782
Deferred taxes	44,839	46,571
Long-term operating lease liabilities	155,898	164,544
Total liabilities	1,293,405	1,251,638

Stockholders’ equity:
Common stock	332	325
Additional paid-in capital	771,022	762,520
Retained earnings	468,366	441,739
Treasury stock, at cost	(98,165)	(87,129)
Accumulated other comprehensive loss	(52,290)	(57,750)
Total Bristow Group Inc. stockholders’ equity	1,089,265	1,059,705
Noncontrolling interests	(97)	(82)
Total stockholders’ equity	1,089,168	1,059,623
Total liabilities and stockholders’ equity	$2,382,573	$2,311,261

Non-GAAP Financial Measures
The Company’s management uses EBITDA, Adjusted EBITDA and Adjusted Operating Income to assess the performance and operating results of its business. Each of these measures, as well as Free Cash Flow and Adjusted Free Cash Flow, each as detailed below, are non-GAAP measures, have limitations, and are provided in addition to, and not as an alternative for, and should be read in conjunction with, the information contained in the Company's financial statements prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) (including the notes), included in the Company's filings with the SEC and posted on the Company's website.
EBITDA and Adjusted EBITDA
EBITDA is defined as Earnings before Interest expense, Taxes, Depreciation and Amortization. Adjusted EBITDA is defined as EBITDA further adjusted for non-cash gains and losses on the sale of assets, non-cash foreign exchange gains (losses) related to the revaluation of certain balance sheet items, and certain special items that occurred during the reported period, such as the amortization of PBH maintenance agreements that are non-cash within the period, gains on insurance claims, non-cash nonrecurring insurance adjustments and other special items which include professional service fees related to unusual litigation proceedings and other nonrecurring costs related to strategic activities. The professional services fees are primarily attorneys’ fees related to litigation and arbitration matters that the Company is pursuing (where no gain contingency has been recorded or identified) that are unusual in nature and outside of the normal course of the Company’s continuing business operations. The other nonrecurring costs primarily related to strategic activities are costs associated with financing transactions and proposed mergers and acquisitions (“M&A”) transactions. These special items are related to various pursuits that are not individually material to the Company and, as such, are aggregated for presentation. The Company views these matters and their related financial impacts on the Company’s operating performance as extraordinary and not reflective of the operational performance of the Company’s core business activities. In addition, the same costs are not reasonably likely to recur within two years nor have the same charges or gains occurred within the prior two years. The Company includes EBITDA and Adjusted EBITDA to provide investors with a supplemental measure of its operating performance. Management believes that the use of EBITDA and Adjusted EBITDA is meaningful to investors because it provides information with respect to the Company's ability to meet its future debt service, capital expenditures and working capital requirements and the financial performance of the Company's assets without regard to financing methods, capital structure or historical cost basis. Neither EBITDA nor Adjusted EBITDA is a recognized term under GAAP. Accordingly, they should not be used as an indicator of, or an alternative to, net income the most directly comparable GAAP measure, as a measure of operating performance. In addition, EBITDA and Adjusted EBITDA are not intended to be measures of free cash flow available for management’s discretionary use, as they do not consider certain cash requirements, such as debt service requirements. Because the definitions of EBITDA and Adjusted EBITDA (or similar measures) may vary among companies and industries, they may not be comparable to other similarly titled measures used by other companies.
The following tables provide a reconciliation of net income, the most directly comparable GAAP measure, to EBITDA and Adjusted EBITDA (unaudited, in thousands).

	Three Months Ended
	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	LTM
Net income	$21,180	$13,065	$18,676	$51,591	$104,512
Depreciation and amortization expense	28,889	24,386	18,377	17,739	89,391
Interest expense, net	12,228	13,816	10,432	9,962	46,438
Income tax expense (benefit)	108	3,510	3,026	(11,843)	(5,199)
EBITDA	$62,405	$54,777	$50,511	$67,449	$235,142
(Gains) losses on disposal of assets	(138)	(7,639)	2,111	(8,245)	(13,911)
Loss on extinguishment of debt	—	2,849	—	—	2,849
Foreign exchange losses	7,673	4,554	3,051	2,946	18,224
Special items(1)	9,868	4,734	4,455	4,947	24,004
Adjusted EBITDA	$79,808	$59,275	$60,128	$67,097	$266,308

(1)  Special items include the following:

	Three Months Ended
	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	LTM
PBH amortization	$3,567	$1,431	$2,232	$2,172	$9,402
Gain on insurance claim	(714)	—	(4,970)	—	(5,684)
IT System transition costs	229	—	—	—	229
Other special items	6,786	3,303	7,193	2,775	20,057
	$9,868	$4,734	$4,455	$4,947	$24,004
The Company is unable to provide a reconciliation of projected Adjusted EBITDA (non-GAAP) for the outlook periods included in this release to projected net income (GAAP) for the same periods because components of the calculation are inherently unpredictable. The inability to forecast certain components of the calculation would significantly affect the accuracy of the reconciliation. Additionally, the Company does not provide guidance on the items used to reconcile projected Adjusted EBITDA due to the uncertainty regarding timing and estimates of such items. Therefore, the Company does not present a reconciliation of projected Adjusted EBITDA (non-GAAP) to net income (GAAP) for the outlook periods.
Free Cash Flow and Adjusted Free Cash Flow
Free Cash Flow represents the Company’s net cash provided by (used in) operating activities less maintenance capital expenditures. Adjusted Free Cash Flow is Free Cash Flow adjusted to exclude costs paid in relation to certain special items which primarily include (i) professional service fees related to unusual litigation proceedings and (ii) other nonrecurring costs related to strategic activities. The professional services fees are primarily attorneys’ fees related to unusual litigation and arbitration matters that the Company is pursuing (where no gain contingency has been recorded or identified) that are unusual in nature and outside of the normal course of the Company’s continuing business operations. The other nonrecurring costs related to strategic activities are costs associated with financing transactions and proposed M&A transactions. These special items are related to various pursuits that are not individually material to the Company and, as such, are aggregated for presentation. The Company views these matters and their related financial impacts on the Company’s operating performance as extraordinary and not reflective of the operational performance of the Company’s core business activities. In addition, the same costs are not reasonably likely to recur within two years nor have the same charges or gains occurred within the prior two years. Management believes that Free Cash Flow and Adjusted Free Cash Flow are meaningful to investors because they provide information with respect to the Company’s ability to generate cash from the business. Neither Free Cash Flow nor Adjusted Free Cash Flow is a recognized term under GAAP. Accordingly, these measures should not be used as an indicator of, or an alternative to, net cash provided by operating activities, the most directly comparable GAAP measure. Investors should note numerous methods may exist for calculating a company's free cash flow. As a result, the method used by management to calculate Free Cash Flow and Adjusted Free Cash Flow may differ from the methods used by other companies to calculate their free cash flow. As such, they may not be comparable to other similarly titled measures used by other companies. The following table provides a reconciliation of net cash provided by (used in) operating activities, the most directly comparable GAAP measure, to Free Cash Flow and Adjusted Free Cash Flow (unaudited, in thousands).

	Three Months Ended
	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	LTM
Net cash provided by (used in) operating activities	$41,076	$(8,250)	$76,913	$23,057	$132,796
Less: Maintenance capital expenditures	(6,791)	(4,359)	(6,044)	(2,800)	(19,994)
Free Cash Flow	$34,285	$(12,609)	$70,869	$20,257	$112,802
Plus: Special items	1,522	843	883	1,108	4,356
Adjusted Free Cash Flow	$35,807	$(11,766)	$71,752	$21,365	$117,158

Adjusted Operating Income by Segment
Adjusted Operating Income (Loss) (“Adjusted Operating Income”) is defined as operating income (loss) before depreciation and amortization (including PBH amortization) and gains or losses on asset dispositions that occurred during the reported period. The Company includes Adjusted Operating Income to provide investors with a supplemental measure of each segment’s operating performance. Management believes that the use of Adjusted Operating Income is meaningful to investors because it provides information with respect to each segment’s ability to generate cash from its operations. Adjusted Operating Income is not a recognized term under GAAP. Accordingly, this measure should not be used as an indicator of, or an alternative to, operating income (loss), the most directly comparable GAAP measure, as a measure of operating performance. Because the definition of Adjusted Operating Income (or similar measures) may vary among companies and industries, it may not be comparable to other similarly titled measures used by other companies.
The following table provides a reconciliation of operating income (loss), the most directly comparable GAAP measure, to Adjusted Operating Income for each segment and Corporate (unaudited, in thousands).

	Three Months Ended		Increase (Decrease)
	June 30, 2026	March 31, 2026
Offshore Energy Services:
Operating income	$46,053	$35,720	$10,333	28.9%
Depreciation and amortization expense	17,098	13,131	3,967	30.2%
PBH amortization	3,386	1,305	2,081	nm
Offshore Energy Services Adjusted Operating Income	$66,537	$50,156	$16,381	32.7%

Government Services:
Operating income (loss)	$(2,145)	$943	$(3,088)	nm
Depreciation and amortization expense	9,190	8,477	713	8.4%
PBH amortization	164	90	74	82.2%
Government Services Adjusted Operating Income	$7,209	$9,510	$(2,301)	(24.2)%

Other Services:
Operating income (loss)	$2,929	$(1,345)	$4,274	nm
Depreciation and amortization expense	2,345	2,398	(53)	(2.2)%
PBH amortization	17	36	(19)	(52.8)%
Other Services Adjusted Operating Income	$5,291	$1,089	$4,202	nm

Total Segment Adjusted Operating Income	$79,037	$60,755	$18,282	30.1%

Corporate:
Operating loss	$(7,261)	$(643)	$(6,618)	nm
Depreciation and amortization expense	256	380	(124)	(32.6)%
Gains on disposal of assets	(138)	(7,639)	7,501	98.2%
Corporate Adjusted Operating Loss	$(7,143)	$(7,902)	$759	9.6%

Consolidated Adjusted Operating Income	$71,894	$52,853	$19,041	36.0%

BRISTOW GROUP INC.
FLEET COUNT

	Number of Aircraft
Type	Owned Aircraft	Leased Aircraft	Total Aircraft	Maximum Passenger Capacity	Average Age (years)(1)
Heavy Helicopters:
S92	32	28	60	19	16
AW189	25	5	30	16	8
	57	33	90
Medium Helicopters:
AW139	47	9	56	12	14
S76 D/C++	12	—	12	12	14
H160	—	4	4	12	—
	59	13	72
Light—Twin Engine Helicopters:
AW109	3	—	3	7	19
H135	12	—	12	6	10
	15	—	15
Light—Single Engine Helicopters:
AS350	12	—	12	4	27
AW119	13	—	13	7	20
	25	—	25
Total Helicopters	156	46	202		14
Fixed Wing	8	5	13
Unmanned Aerial Systems (“UAS”)	3	—	3
Total Fleet(2)	167	51	218
______________________
(1)Reflects the average age of helicopters that are owned by the Company.
(2)Does not include certain aircraft shown in the under construction line in the segment fleet table below. Upon completion of additional configuration, the newly-delivered aircraft will appear in the fleet table above when placed into service.
The table below presents the number of aircraft in our fleet as of June 30, 2026, their distribution among the segments through which we operate, as a percentage of total revenues for the three months ended June 30, 2026, and the number of aircraft not yet reflected in our fleet as they were on order or under construction as of June 30, 2026.

	Percentage of Total Revenues	Helicopters				Fixed Wing	UAS
		Heavy	Medium	Light Twin	Light Single			Total
Offshore Energy Services	65%	59	62	12	—	—	—	133
Government Services	27%	31	10	3	20	—	3	67
Other Services	8%	—	—	—	5	13	—	18
Total	100%	90	72	15	25	13	3	218
Aircraft not currently in fleet:
Under construction(1)(3)		4	—	—	—	—	—	4
Options(2)		9	—	6	—	—	—	15
(1)Under construction reflects new aircraft that the Company has either taken possession of and are undergoing additional configuration before being placed into service or are currently under construction by the Original Equipment Manufacturer (“OEM”) and pending delivery. Includes four AW189 heavy helicopters (of which one was delivered and is undergoing additional configuration).
(2)Options include nine AW189 heavy helicopters and six H135 light-twin helicopters.
(3)Excludes leased aircraft in the Company’s possession but not yet placed in service and any orders or options for electric/hybrid vertical takeoff and landing and short takeoff and landing aircraft, collectively known as Advanced Air Mobility (“AAM”) aircraft, that may have deposits but are pending regulatory certification.